UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025

SEAPORT ENTERTAINMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42113	99-0947924
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

199 Water Street, 28th Floor	10038
New York, NY	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 732-8257

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SEG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement.

On August 15, 2025, 250 Seaport District, LLC, a subsidiary of Seaport Entertainment Group Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with 250 Water Street Owner LLC (the “Buyer”) for the sale of a mixed-use development project located at 250 Water Street (“250 Water Street”) for a sale price of $150.5 million. The Buyer is an affiliate of Tavros Holdings LLC, a privately owned real estate investment management and development firm based in New York City. The Buyer does not have any material relationship with the Company or its affiliates, other than in respect of the Agreement.

The Agreement includes a $6.0 million deposit due at signing, with certain provisions to potentially increase the deposit up to $8.5 million and the sale price up to $152.0 million before closing. The deposit is non-refundable, subject to satisfaction of certain closing conditions.

Closing on the sale of 250 Water Street is expected before the end of 2025. However, the sale of 250 Water Street is subject to certain closing conditions, which are not currently satisfied. Accordingly, there can be no assurances that the sale of 250 Water Street will be completed on the terms or timing described in this Current Report on Form 8-K, or at all.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement to be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2025.

Item 7.01Regulation FD Disclosure.

On August 18, 2025, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information in this Item 7.01, including the press release, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 18, 2025
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2025	SEAPORT ENTERTAINMENT GROUP INC.

	By:	/s/ Lucy Fato
	Name:	Lucy Fato
	Title:	EVP, General Counsel & Corporate Secretary